EXHIBIT 10.22

                   CENTURA SOFTWARE CORPORATION
            1997 EXECUTIVE OFFICERS' COMPENSATION PLAN

The Company's Board of Directors will adopt individual bonus plans for each of its executive officers for the year ended December 31, 1997, that award cash and option bonuses based upon both the executive officer's performance and the Company's performance and commissions based on sales.

                                     -54-